Exhibit 99.1

FOR IMMEDIATE RELEASE

Cable One Strengthens Leadership Team to Support Long-Term Growth

Company appoints Heather McCallion as Chief Operating Officer

PHOENIX, Ariz. — August 14, 2026 — Cable One, Inc. (NYSE: CABO) (the “Company” or “Cable One”), a leading broadband communications provider serving residential and business customers across 24 states, today announced the appointment of Heather McCallion as Chief Operating Officer, with an expected start date of August 24, 2026.

As COO, McCallion will lead Cable One's operational strategy and execution, overseeing residential sales and marketing, customer experience, customer care, field operations and digital transformation across all regions. She will be responsible for executing the company's long-term strategy while advancing operational excellence across the organization.

McCallion brings more than 25 years of executive leadership experience driving business transformation and growth across broadband and telecommunications companies. Most recently, she served as Chief Experience Officer at WideOpenWest, Inc. (“WOW!”). Prior to joining WOW!, she held several executive leadership roles at Breezeline (formerly Atlantic Broadband), including Vice President, General Manager of the company’s Florida markets and Vice President of New Business & Business Transformation.

"Cable One has built an outstanding company because of its talented associates and unwavering focus on customers," said McCallion. "I'm excited to build on that momentum, continue improving the customer experience and ensure we're delivering the reliable, high-quality service our customers count on every day."

The appointment reflects Cable One's continued investment in experienced leadership to execute its strategy, strengthen the customer experience and support future growth.

"Cable One's success has always been rooted in our people and our commitment to customers,” said Jim Holanda, Cable One Chief Executive Officer. “I'm excited to welcome Heather to the team. Her extensive experience will help us continue building a stronger company for our customers, associates and shareholders."

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify forward-looking statements by the words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “objective,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “target,” “trend,” “will,” “would” or the negative version of these words or other comparable words. Any statements regarding the expected commencement date of the Chief Operating Officer and any other statements that are not historical facts are forward-looking statements. Such forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include, but are not limited to, the factors described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2025 and the Company’s other filings with the Securities and Exchange Commission, and uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially from those expressed or implied in any forward-looking statement. Each forward-looking statement contained herein speaks only as of the date of this press release, and the Company undertakes no obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law.

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About Cable One

Cable One, Inc. (NYSE: CABO) is a leading broadband communications provider delivering exceptional service and enabling approximately 1 million residential and business customers across 24 states to thrive and stay connected to what matters most. Through Sparklight®, the brand our customers know and trust, we’re not just shaping the future of connectivity – we’re transforming it with a commitment to innovation, reliability and customer experience at our core.

Our robust infrastructure and cutting-edge technology don’t just keep our customers connected; they help drive progress in education, business and everyday life. We’re dedicated to bridging the digital divide, empowering our communities and fostering a more connected world. When our customers choose Cable One, they are choosing a team that is always working for them – one that believes in the relentless pursuit of reliability, because being a trusted neighbor isn’t just what we do – it’s who we are.

CONTACTS:

Trish Niemann

Vice President, Communications Strategy

patricia.niemann@cableone.biz

Todd Koetje

CFO

investor_relations@cableone.biz